EXHIBIT 99.1

NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS REL

[LOGO OF AMERICAN EXPRESS]
                                                         Contact: Molly Faust
                                                         201/209-5595
                                                         molly.faust@aexp.com

                                                         Michael J. O'Neill
                                                         201/209-5583
FOR IMMEDIATE RELEASE                                    mike.o'neill@aexp.com


                    AMERICAN EXPRESS TO TAKE FOURTH QUARTER
               RESTRUCTURING CHARGE OF $240 TO $280 MILLION AND
                         ELIMINATE 5,500 to 6,500 Jobs

         QUARTERLY EARNINGS EXPECTED TO BE $0.34 TO $0.36 PER SHARE -
              APPROXIMATELY THE LOW END OF WALL STREET ESTIMATES


         NEW YORK - December 12, 2001 - AMERICAN EXPRESS COMPANY said today that it expects to recognize a fourth quarter restructuring charge of approximately $240 to $280 million pre-tax (approximately $150 to $180 million after-tax). The charge would primarily cover severance and the related expenses of eliminating approximately 5,500 to 6,500 jobs, as well as the cost of consolidating real estate facilities to reflect the reduced staffing levels.

           The staff reductions are taking place primarily in the travel businesses and reflect the sharp slowdown in that sector since September 11. Approximately half of the staff affected by these reductions have already been notified. The remaining notifications will take place during 2002.

         Kenneth I. Chenault, chairman and chief executive officer, said: "The environment since September 11th has underscored the need for us to create greater flexibility in our cost structure so we can be more adaptable to a period of economic uncertainty. We have already made substantial progress on this initiative. The additional steps we are announcing today will help us to generate good returns in a slower growth economy and put us in a strong position to capitalize on even a mild recovery."

          The initiatives related to the fourth quarter restructuring charge are expected to produce expense savings of $230 to $260 million pre-tax in 2002. The annualized savings are expected to be approximately $290 to $315 million pre-tax in 2003. These savings are in addition to those that will be realized from the third quarter restructuring and from ongoing reengineering efforts. A portion of these savings is expected to flow through to earnings in the form of improved operating expense margins and the remainder is expected to be reinvested back into high-growth areas of the business.

        The staff reductions announced today are in addition to the reductions of 7,700 positions announced earlier this year. The total number of jobs eliminated -- 13,200 to 14,200 -- represents approximately 15 percent of the workforce as of the beginning of 2001.

        Separately, the company said that if current trends continue, it expects earnings per share for the fourth quarter, excluding the restructuring charge, to be $0.34 to $0.36, which is approximately the low end of the current range of analyst forecasts.

         Fourth quarter business volumes will reflect the impact of the September 11th terrorist attacks on the financial markets, travel, corporate spending and the overall economy.

        At TRAVEL RELATED SERVICES, billed business volumes are down from last year, but have shown a stronger than expected rebound from the latter part of September. Compared to year- ago levels, billings were down approximately 14 percent in September, approximately 10 percent in October and approximately six percent in November. These declines reflect continued weakness within the corporate travel and entertainment category -- offset in part by relatively stronger consumer spending. Credit trends are likely to show a modest deterioration, reflecting the increase in unemployment and the overall industry environment.

        Travel sales for October declined approximately 46 percent from year-ago levels. In November, travel sales were down approximately 38 percent. Approximately half of the staff reductions announced today are taking place in the travel businesses.

       At AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA), overall sales and financial planning levels deteriorated in September. They remained weak during October and November. Since September, assets under management and administration have risen as the overall market appreciated. Investment portfolio yields are expected to be lower than last year in light of the company's previous decision to reduce its risk profile by decreasing the level of its high-yield portfolio.

        American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

Note: An investor conference call to discuss the fourth quarter restructuring charge and other topics that may be raised during the discussion will be held at 10:00 a.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "OPTIMISTIC", "INTEND", "AIM", "WILL", "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:
FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS; POTENTIAL DETERIORATION IN THE HIGH-YIELD SECTOR AND OTHER INVESTMENT AREAS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S NEW PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, MODERATE THE GROWTH OF NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS TO CLIENTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING, RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER TERM INVESTMENT SPENDING; THE IMPACT OF AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; HIGHER BORROWING COSTS DUE TO POTENTIAL NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF 32 BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT COMMERCIAL LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND ITS OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      ###
                                      -4-

AMERICAN EXPRESS COMPANY Q4 2001 RESTRUCTURING CHARGE SUMMARY

BY BUSINESS UNIT SEGMENT
(dollars in millions)

                                                                     Cost  Savings
                                           Restructuring    -------------------------------
                                              Charge             2002            2003
                                          ---------------   --------------- ---------------
Travel Related Services                     $190 - $210       $195 - $210     $245 - $255
American Express Financial Advisors           35 - 40           25 - 35         30 - 40
American Express Bank                         10 - 20              ~5             ~10
Corporate                                      5 - 10            5 - 10          5 - 10
                                          ---------------   --------------- ---------------
     TOTAL                                  $240 - $280       $230 - $260     $290 - $315
                                          ===============   =============== ==============

Note: Includes costs associated with severance for approximately 5,500 to 6,500 employees.